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                                                               Exhibit 99.b(ii)

                     LM INSTITUTIONAL FUND ADVISORS I, INC.

                              CONSENT OF DIRECTORS

     The undersigned, being the directors of LM Institutional Fund Advisors I, Inc. ("Corporation"), in conformity with the By-laws of the Corporation and the laws of the State of Maryland, hereby consent to the adoption of the following resolutions for all purposes as the resolutions of the Directors of the Corporation without a meeting:

                            AMENDMENTS TO THE BY-LAWS

     RESOLVED, That Article V, Section 1 of the Corporation's By-laws is hereby amended to provide in its entirety:

     Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may elect a chairman of the board, who will be considered an officer of the Directors and not of the Corporation. The Board of Directors may also from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer may appoint one or more vice presidents, assistant secretaries and assistant treasurers. The chairman of the board, if any, may be elected by the Board of Directors at any time. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

     FURTHER RESOLVED, That Article V, Section 7 of the Corporation's By-laws is hereby amended to provide in its entirety:

     Section 7. CHAIRMAN OF THE BOARD. The Board of Directors may designate a chairman of the board. The chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. The chairman of the board shall perform such other duties as may be assigned to him by the Board of Directors, but shall have no individual authority to act for the Corporation as an officer of the Corporation. In the absence of the chairman of the board or in the event of a vacancy in such office, a director chosen by a majority of the directors present may preside over meetings of the Board of Directors and when so acting shall have all the powers of and be subject to all the restrictions upon the chairman.

                                      * * *

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     IN WITNESS WHEREOF, the undersigned have executed this Consent this 29th day of May 2001.


                                                    /s/ Ronald J. Arnault
                                                    ----------------------------
                                                    Ronald J. Arnault


                                                    /s/ John E. Bryson
                                                    ----------------------------
                                                    John E. Bryson


                                                    /s/ Anita L. Defrantz
                                                    ----------------------------
                                                    Anita L. DeFrantz


                                                    /s/ William G. Mcgagh
                                                    ----------------------------
                                                    William G. McGagh


                                                    /s/ Ronald L. Olson
                                                    ----------------------------
                                                    Ronald L. Olson


                                                    /s/ William E.B. Siart
                                                    ----------------------------
                                                    William E.B. Siart


                                                    /s/ Louis A. Simpson
                                                    ----------------------------
                                                    Louis A. Simpson


                                                    /s/ Edward A. Taber III
                                                    ----------------------------
                                                    Edward A. Taber III

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